Exhibit 99.1

FOR IMMEDIATE RELEASE:

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR SECOND QUARTER 2012

Revenues flat at $1.60 billion, up 2%
excluding foreign exchange rate impacts

OIBDAN grows 6% to $532 million, up 7%
excluding foreign exchange rate impacts

----------------
San Antonio, Texas August 1, 2012…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the second quarter ended June 30, 2012.

“By leveraging industry-leading size, scale and our new multi-platform solutions, we achieved solid growth in the quarter with major national advertisers,” Chief Executive Officer Bob Pittman said.  “To further drive this success, we continue to invest strategically in our assets, especially digital at both Media & Entertainment and Outdoor, while offering custom marketing solutions that can only be delivered by Clear Channel.  In addition, iHeartRadio, our industry-leading digital radio platform, reached 10 million registered users this past May – a milestone achieved in a record eight months, faster than any other major Internet service.”

“Even with the economic recovery slowing, we were well positioned to keep driving revenue growth in the quarter at our Media & Entertainment and Outdoor businesses,” Tom Casey, Executive Vice President and Chief Financial Officer, said.  “For the rest of 2012, we will continue to stay focused on controlling our costs, while building our sales infrastructure and strengthening our operations to drive future growth.”

Second Quarter 2012 Results

CC Media Holdings’ revenue totaled $1.60 billion in the second quarter of 2012 and the same period of 2011.  Excluding the effects of movements in foreign exchange rates,1 revenues rose $36 million, or 2%.

•
Media and Entertainment (“CCME”) revenues grew $21 million, or 3%, compared to the second quarter of 2011, due primarily to higher revenues from both national and local advertising as well as digital radio services.

•
Americas outdoor revenues rose $2 million, or 1%, compared to the same quarter of 2011, driven primarily by revenue growth from bulletins due to the continued deployment of digital displays and increased airport revenues on higher rates.

•
International outdoor revenues increased $7 million, or 1%, compared to the second quarter of 2011, excluding the effects of movements in foreign exchange rates.  Growth resulted mainly from higher street furniture revenues, particularly in China, Australia and the UK, as well as increased billboard revenues in Switzerland.  On a reported basis, revenues declined $30 million, or 6%, due to unfavorable movements in foreign exchange rates.

The Company’s OIBDAN1 increased 6% to $532 million in the second quarter of 2012 compared to $503 million in the same quarter of 2011.  OIBDAN totaled $536 million and grew $33 million, or 7%, excluding the effects of movements in foreign exchange rates.  OIBDAN for the second quarter of 2012 included a decrease in music license fee expenses at CCME due to lower royalty rates and a credit for a portion of prior years’ fees.  During the 2012 quarter, the Company also incurred charges related to certain strategic revenue and cost initiatives to improve operations and continue to invest in the Company’s long-term profitability.

The Company’s consolidated net loss declined to $28 million in the second quarter of 2012 compared to a consolidated net loss of $38 million for the same period of 2011.

Key Highlights

The Company’s key highlights include:

•
Reaching an agreement to have The CW broadcast television network exclusively air September’s iHeartRadio Music Festival, which sold out in under 10 minutes for the second consecutive year; making Yahoo! the festival’s exclusive live Web and mobile destination as part of a recent comprehensive content distribution and cross-promotion agreement; and attracting key major national advertisers as festival sponsors, including Amazon Kindle Fire, DISH, Macy’s, MGM Resorts International, NBC’s “The Voice” and State Farm®;

•	Attaining nearly 95 million downloads and upgrades of the iHeartRadio app, and totaling just under 112 million total listening hours in June, up 131% year over year;
•	Installing 49 new digital billboards for a total of 963 across 37 U.S. markets;
•
Winning one of the largest advertising contracts in Norwegian history to manage all of the advertising across public transportation in the cities of Oslo and Akershus on behalf of Sporveis-Annonsene AS, one of Norway’s public transport companies;

•	Renewing one of the largest out-of-home advertising contracts in Sweden with SL, Stockholm’s public transportation company; and
•
Announcing Clear Channel Airports’ multi-year advertising contract extension with the Denver International Airport, creating one of the largest digital footprints of any North American airport; as well as, launching Clear Channel Airports’ new enhanced version of its flySMART mobile app to better serve airline passengers.

Since the end of the quarter, the Company named Rick Song (formerly General Manager at Microsoft Advertising) as Executive Vice President of Digital Sales at Clear Channel Media & Entertainment, reporting to Tim Castelli, President of National Sales, Marketing and Partnerships, and overseeing digital sales initiatives working closely with the Company’s national divisions including Strategic Partnerships, National Programming Platforms and National Advertising Platforms, as well as iHeartRadio and local markets.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change
Revenues1:
CCME	$793,039	$771,744	3%
Americas Outdoor	320,678	318,217	1%
International Outdoor	440,648	470,991	(6%)
Other	64,144	59,172	8%
Eliminations	(16,015)	(15,738)
Consolidated revenues	$1,602,494	$1,604,386	0%

Operating expenses1, 2:
CCME	$438,303	$463,067	(5%)
Americas Outdoor	186,644	188,371	(1%)
International Outdoor	350,422	367,663	(5%)
Other	42,548	43,831	(3%)
Eliminations	(16,015)	(15,738)
Consolidated operating expenses	$1,001,902	$1,047,194	(4%)

OIBDAN1:
CCME	$354,736	$308,677	15%
Americas Outdoor	134,034	129,846	3%
International Outdoor	90,226	103,328	(13%)
Other	21,596	15,341	41%
Corporate1, 2	(68,659)	(54,005)
Consolidated OIBDAN	$531,933	$503,187	6%

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock.

Media and Entertainment

CCME revenues were up $21 million, or 3%, during the second quarter of 2012 compared to the same period of 2011, driven primarily by increases in national and local advertising sales volume across various markets and advertising categories, including automotive, political, and telecommunications.  In addition, advertising revenue from the Company’s digital radio services rose as a result of higher rates and volume in connection with its iHeartRadio player and continued growth of the Company’s digital presence and offerings.

Operating expenses declined $25 million during the second quarter of 2012 compared to the same period of 2011, mainly from a $26 million decrease in music license fees driven by lower royalty rates and a credit received during the quarter for a portion of fees paid in prior years to one of the industry’s performance rights organizations.  Additionally, expense reductions resulted from lower headcount associated with last year’s cost initiatives, partially offset by higher costs of $9 million related to the timing of the Company’s traffic acquisition completed in late April 2011.

CCME OIBDAN for the second quarter of 2012 increased 15% to $355 million from $309 million for the same period of 2011.

Americas Outdoor Advertising

Americas outdoor revenues rose $2 million, or 1%, compared to the second quarter of 2011, driven by bulletin revenue growth resulting from the Company’s continued deployment of digital displays, as well as higher airport sales on increased rates.  Declines in poster revenues partially offset overall revenue growth.

Operating expenses decreased $2 million during the second quarter of 2012 compared to the same period of 2011, including a decline of $8 million resulting from a favorable court ruling.  Partly offsetting the expense decline were increased personnel costs and expenses associated with strategic revenue initiatives, as well as higher site lease expenses resulting primarily from the deployment of more than 250 digital billboards since the second quarter of 2011.

Americas outdoor OIBDAN for the second quarter of 2012 totaled $134 million, an increase of 3% compared to OIBDAN of $130 million for the same period of 2011.

As of June 30, 2012, the Company has deployed more than 960 digital billboards, including 49 during the quarter, across 37 markets in the United States.

International Outdoor Advertising

International outdoor revenues increased $7 million, or 1%, compared to the second quarter of 2011, excluding the effects of movements in foreign exchange rates.  Street furniture revenues grew across certain countries, including China, Australia and the UK, while billboard revenues grew in Switzerland.  New street furniture and transit contracts won during 2011 helped drive revenue growth.  Revenue increases were offset in part by declines resulting from weakened macroeconomic conditions across France, southern Europe and the Nordic countries.  On a reported basis, revenues declined $30 million, or 6%, compared to the same quarter of 2011, resulting from $37 million of unfavorable movements in foreign exchange rates.

Operating expenses rose $16 million, excluding the effects of movements in foreign exchange rates, reflecting higher site lease expenses associated primarily with new contracts gained during 2011, as well as increased legal and other expenses in Latin America.  On a reported basis, operating expenses decreased $17 million, including a $34 million decline due to the effects of movements in foreign exchange rates.

Excluding the effects of movements in foreign exchange rates, International outdoor OIBDAN for the second quarter of 2012 declined 9%.  On a reported basis, OIBDAN decreased 13% to $90 million from $103 million in 2011.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will be hosting a teleconference to discuss results today at 4:30 p.m. Eastern Time.  The conference call number is 1-800-707-9573 and the passcode is 254783.  The teleconference will also be available via a live audio cast on the investor sections of the CC Media Holdings, Inc., Clear Channel Communications, Inc., and Clear Channel Outdoor Holdings, Inc. websites, located at http://www.ccmediaholdings.com/, http://www.clearchannel.com/Investors/ and http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 6:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 254783.  The audio cast will also be archived on the websites and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,
	2012	2011
Revenues	$1,602,494	$1,604,386
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	607,095	630,015
Selling, general and administrative expenses (excludes depreciation and amortization)	398,123	420,436
Corporate expenses (excludes depreciation and amortization)	71,158	56,486
Depreciation and amortization	181,839	189,641
Other operating income – net	1,917	3,229
Operating income	346,196	311,037
Interest expense	385,867	358,950
Equity in earnings of nonconsolidated affiliates	4,696	5,271
Other expense – net	(1,397)	(4,517)
Loss before income taxes	(36,372)	(47,159)
Income tax benefit	8,663	9,184
Consolidated net loss	(27,709)	(37,975)
Less: amount attributable to noncontrolling interest	11,316	15,204
Net loss attributable to the Company	$(39,025)	$(53,179)

Foreign exchange rate movements decreased the Company’s 2012 second quarter revenues and direct operating and SG&A expenses by approximately $38 million and $34 million, respectively, compared to the same period of 2011.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2012 and December 31, 2011 was:

(In millions)	June 30, 2012	December 31, 2011

Cash	$1,316.5	$1,228.7
Total Current Assets	$3,055.9	$2,985.3
Net Property, Plant and Equipment	$3,021.5	$3,063.3
Total Assets	$16,451.8	$16,542.0

Current Liabilities (excluding current portion of long-term debt)	$1,161.4	$1,160.3
Long-Term Debt (including current portion of long-term debt)	$20,714.8	$20,207.2
Shareholders’ Deficit	$(7,861.9)	$(7,471.9)

TABLE 3 – Total Debt

At June 30, 2012 and December 31, 2011, CC Media Holdings had total debt of:

(In millions)	June 30, 2012	December 31, 2011
Senior Secured Credit Facilities	$11,300.3	$12,796.2
Receivables Based Facility	—	—
Priority Guarantee Notes	1,750.0	1,750.0
Other secured subsidiary debt	27.2	30.9
Total Consolidated Secured Debt	13,077.5	14,577.1

Senior Cash Pay and Senior Toggle Notes	1,626.1	1,626.1
Clear Channel Senior Notes	1,748.5	1,998.4
Subsidiary Senior Notes	2,500.0	2,500.0
Subsidiary Senior Subordinated Notes	2,200.0	—
Other long-term subsidiary debt	19.2	19.9
Purchase accounting adjustments and original issue discount	(456.5)	(514.3)
Total long-term debt (including current portion of long-term debt)	$20,714.8	$20,207.2

The current portion of long-term debt was $324 million as of June 30, 2012.

Liquidity and Financial Position

For the quarter ended June 30, 2012, cash flow provided by operating activities was $121 million, cash flow used for investing activities was $120 million, and cash flow used for financing activities was $10 million, for a net decrease in cash of $10 million.

Capital expenditures for the quarter ended June 30, 2012 totaled approximately $102 million compared to $76 million for the quarter ended June 30, 2011.

The senior secured credit facilities currently require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of Clear Channel’s consolidated secured debt, net of cash and cash equivalents, to Clear Channel’s consolidated EBITDA3 for the preceding four quarters.  Non-compliance with the financial covenant could result in the acceleration of Clear Channel’s obligations to repay all amounts outstanding under the facilities.  The maximum ratio under this covenant is currently set at 9.5:1.  At June 30, 2012, Clear Channel’s ratio was 6.1:1 compared to 7.1:1 at June 30, 2011. 4

3Clear Channel’s consolidated EBITDA for the four quarters preceding June 30, 2012 of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $20.3 million for cash received from nonconsolidated affiliates; (ii) an increase of $33.1 million for non-cash items; (iii) an increase of $78.0 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $30.3 million for various other items.

4Clear Channel’s consolidated EBITDA for the four quarters preceding June 30, 2011 of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) - net,  plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $10.4 million for cash received from nonconsolidated affiliates; (ii) an increase of $40.5 million for non-cash items; (iii) an increase of $31.7 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iv) an increase of $34.4 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended June 30, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income – net	OIBDAN

Three Months Ended June 30, 2012
CCME	$285,611	$1,202	$67,923	$—	$354,736
Americas Outdoor	84,227	1,240	48,567	—	134,034
International Outdoor	38,642	874	50,710	—	90,226
Other	10,241	—	11,355	—	21,596
Corporate and other	(74,442)	2,499	3,284	—	(68,659)
Other operating income – net	1,917	—	—	(1,917)	—
Consolidated	$346,196	$5,815	$181,839	$(1,917)	$531,933

Three Months Ended June 30, 2011
CCME	$238,762	$882	$69,033	$—	$308,677
Americas Outdoor	77,850	1,674	50,322	—	129,846
International Outdoor	47,349	701	55,278	—	103,328
Other	2,532	—	12,809	—	15,341
Corporate and other	(58,685)	2,481	2,199	—	(54,005)
Other operating income – net	3,229	—	—	(3,229)	—
Consolidated	$311,037	$5,738	$189,641	$(3,229)	$503,187

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change

Consolidated revenues	$1,602,494	$1,604,386	0%
Excluding: Foreign exchange (increase) decrease	38,144	—
Revenues excluding effects of foreign exchange	$1,640,638	$1,604,386	2%

Americas Outdoor revenues	$320,678	$318,217	1%
Excluding: Foreign exchange (increase) decrease	774	—
Americas Outdoor revenues excluding effects of foreign exchange	$321,452	$318,217	1%

International Outdoor revenues	$440,648	$470,991	(6%)
Excluding: Foreign exchange (increase) decrease	37,370	—
International Outdoor revenues excluding effects of foreign exchange	$478,018	$470,991	1%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change

Consolidated expenses	$1,005,218	$1,050,451	(4%)
Excluding: Foreign exchange (increase) decrease	33,938	—
Consolidated expenses excluding effects of foreign exchange	$1,039,156	$1,050,451	(1%)

Americas Outdoor expenses	$187,884	$190,045	(1%)
Excluding: Foreign exchange (increase) decrease	356	—
Americas Outdoor expenses excluding effects of foreign exchange	$188,240	$190,045	(1%)

International Outdoor expenses	$351,296	$368,364	(5%)
Excluding: Foreign exchange (increase) decrease	33,582	—
International Outdoor expenses excluding effects of foreign exchange	$384,878	$368,364	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change
Consolidated OIBDAN	$531,933	$503,187	6%
Excluding: Foreign exchange (increase) decrease	4,206	—
Consolidated OIBDAN excluding effects of foreign exchange	$536,139	$503,187	7%

Americas Outdoor OIBDAN	$134,034	$129,846	3%
Excluding: Foreign exchange (increase) decrease	418	—
Americas Outdoor OIBDAN excluding effects of foreign exchange	$134,452	$129,846	4%

International Outdoor OIBDAN	$90,226	$103,328	(13%)
Excluding: Foreign exchange (increase) decrease	3,788	—
International Outdoor OIBDAN excluding effects of foreign exchange	$94,014	$103,328	(9%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change
CCME	$439,505	$463,949	(5%)
Less: Non-cash compensation expenses	(1,202)	(882)
	438,303	463,067	(5%)

Americas Outdoor	187,884	190,045	(1%)
Less: Non-cash compensation expenses	(1,240)	(1,674)
	186,644	188,371	(1%)

International Outdoor	351,296	368,364	(5%)
Less: Non-cash compensation expenses	(874)	(701)
	350,422	367,663	(5%)

Other	42,548	43,831	(3%)
Less: Non-cash compensation expenses	—	—
	42,548	43,831	(3%)

Eliminations	(16,015)	(15,738)

Plus: Non-cash compensation expenses	3,316	3,257
Consolidated divisional operating expenses	$1,005,218	$1,050,451	(4%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change
Corporate Expenses	$71,158	$56,486	26%
Less: Non-cash compensation expenses	(2,499)	(2,481)
	$68,659	$54,005	27%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended June 30,
	2012	2011
OIBDAN	$531,933	$503,187
Non-cash compensation expenses	5,815	5,738
Depreciation and amortization	181,839	189,641
Other operating income – net	1,917	3,229
Operating income	346,196	311,037

Interest expense	385,867	358,950
Equity in earnings of nonconsolidated affiliates	4,696	5,271
Other expense – net	(1,397)	(4,517)
Loss before income taxes	(36,372)	(47,159)
Income tax benefit	8,663	9,184
Consolidated net loss	(27,709)	(37,975)
Less: amount attributable to noncontrolling interest	11,316	15,204
Net loss attributable to the Company	$(39,025)	$(53,179)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web sites at www.clearchannel.com or www.ccmediaholdings.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash flow to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.